Exhibit 99.1

Safeguard Scientifics Announces Stock Split Ratios to Effectuate the Going Dark Transaction

Radnor, PA, December 18, 2023 - Safeguard Scientifics, Inc. (Nasdaq:SFE) (“Safeguard” or the “Company”) today announced that, after the Company’s shareholders adopted amendments to the articles of incorporation at the Special Meeting of Shareholders held on December 15, 2023 (the “Special Meeting”) to effect a reverse stock split, to be followed immediately by a forward stock split, at a ratio of (i) not less than 1-for-50 and not greater than 1-for-100, in the case of the reverse stock split, and (ii) not less than 50-for-1 and not greater than 100-for-1, in the case of the forward stock split (collectively referred to as “stock splits”), the Company’s Board of Directors (the “Board”) determined the reverse stock split ratio to be 1-for-100 and the forward stock split ratio to be 100-for-1 (collectively, “stock split ratios”) and directed the Company’s management to file the amendments to the articles of incorporation with the Pennsylvania Department of State to effectuate the stock splits with such stock split ratios.

At this time, the Board believes that the stock splits to be effected at the stock split ratios would reduce the number of record holders of the Company’s common stock below 300, which is the level at or above which the Company is required to file reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Board determined to give effect to Company’s previously announced plan to cease the registration of the Company’s common stock under the Exchange Act and to delist the Company’s common stock from trading on The Nasdaq Stock Market LLC (referred to as the “Transaction”).

Based on the stock split ratio chosen by the Board, a shareholder of record owning immediately prior to the effective time of the reverse stock split fewer than 100 shares (the “Minimum Number”), would be entitled to a fraction of a share of common stock upon the reverse stock split and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $1.65, without interest (the “Cash Payment”), for each share of common stock held by such holder (the “Cashed Out Shareholders”) immediately prior to effective time and the Cashed Out Shareholders would no longer be shareholders of the Company. Shareholders of record owning at least the Minimum Number of shares immediately prior to the effective time (the “Continuing Shareholders”) would not be paid cash in lieu of any fraction of a share of common stock such Continuing Shareholders may be entitled to receive upon the reverse stock split. Upon the forward stock split, the shares of common stock (including any fraction of a share of common stock) held by such Continuing Shareholders after the reverse stock split will be reclassified into the same number of shares of common stock as such Continuing Shareholders held immediately prior to the effective time. As a result of the forward stock split, the total number of shares of common stock held by a Continuing Shareholder would not change due to the stock splits.

The Company intends to voluntarily delist its common stock and to withdraw the registration of its common stock with the SEC in connection with amending its articles of incorporation to effect the stock splits. As part of the delisting process, the Company intends to file a Form 25 (Notification of Removal From Listing and/or Registration under Section 12(b) of the Exchange Act) with the SEC. The Company expects that the delisting will occur ten days after the filing of Form 25, at which point, the Company intends to file a Form 15 with the SEC certifying that it has less than 300 shareholders of record, which will terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act. Following the delisting of the Company’s common stock from trading on Nasdaq, any trading in the Company’s common stock would only occur in privately negotiated sales and potentially on an over-the-counter market. The Company has applied for its common stock to be quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on an OTC market or otherwise.

The Company has previously announced that the Board declared a special cash dividend of $0.35 per share, contingent on the adoption of the amendments to the articles of incorporation at the Special Meeting and the Board thereafter giving effect to the Transaction. On December 15, 2023, the Board approved such special cash dividend without any contingencies, and it is payable on December 28, 2023 to shareholders of record as of the close of business on December 19, 2023. The ex-dividend date will be December 29, 2023. For more information regarding the dividend, please refer to the Company’s press release issued on December 8, 2023.

The Company has also previously announced that, in connection with the Transaction, the Company was planning to reorganize its management structure to primarily use an external service provider, with the Company’s current executive officers and employees expected to provide limited services to the Company. In connection with the Board determining to proceed with the overall Transaction, the Company entered into a letter agreement (the “Services Agreement”) with Rock Creek Advisors, LLC (“Rock Creek”) and letter agreements (“Letter Agreements”) with each of Eric C. Salzman, the Company’s Chief Executive Officer, and Mark Herndon, the Company’s Senior Vice President and Chief Financial Officer. Pursuant to the Services Agreement, Rock Creek will perform certain consulting and advisory services related to the outsourcing of the Company’s financial and operational functions effective as of January 1, 2024. Pursuant to the Letter Agreements, Messrs. Salzman and Herndon will no longer serve as the Company’s executive officers as of December 31, 2023, and Messrs. Salzman and Herndon will be temporary at-will employees of the Company providing services to the Company from time to time on as-needed basis effective as of January 1, 2024. In addition, in 2024, Mr. Salzman will be serving as a director or observer, as applicable, of certain of the Company’s portfolio companies.

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the Transaction, trading of the Company’s common stock following the voluntary delisting from trading on Nasdaq, and the number of holders of record of the Company’s common stock that the Company expects to have after the stock splits. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the Transaction are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the stock splits and the Transaction, and SEC regulatory review of the Company’s filings related to the Transaction. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

mherndon@safeguard.com